UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

Form 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): July 9, 2018

McKesson Corporation

(Exact name of registrant as specified in its charter)

Delaware	1-13252	94-3207296
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

One Post Street, San Francisco, California	94104
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (415) 983-8300

Not Applicable

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company  ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On July 9, 2018, Erin M. Lampert, Senior Vice President and Chief Accounting Officer, notified McKesson Corporation (“McKesson” or the “Company”) of her intention to resign from her role effective July 25, 2018. She will remain with the Company for a transition period ending in early August. The Company plans to appoint Sundeep Reddy as Senior Vice President, Corporate Controller effective July 25, 2018. In that role, Mr. Reddy will serve as our principal accounting officer.

Mr. Reddy, age 45, is currently Senior Vice President, Assistant Controller. He joined McKesson in 2013 as Vice President & Controller, McKesson Technology Solutions, progressing to his current role, where he leads a team focused on global consolidations and reporting, external (SEC) reporting, technical accounting, corporate general ledger and financial applications.

Mr. Reddy has no familial relationships or related party transactions with the Company that would require disclosure under Items 401(d) or 404(a) of Regulation S-K in connection with his appointment described above.

Mr. Reddy has a Bachelor’s degree in Accounting from Georgia State, an MBA from Emory University and is a CPA.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: July 13, 2018

McKesson Corporation

By:	/s/ Britt J. Vitalone
Britt J. Vitalone
Executive Vice President and
Chief Financial Officer